Exhibit 3.3

CERTIFIED TRANSLATION

THE ORIGINAL AND THE TRANSLATION BEAR THE SAME NUMBER:

910256

The undersigned Luc PETRY, sworn translator registered with the Higher Court of Justice of and in Luxembourg, hereby certifies having verified the present translation “RCS EXTRAIT Medtronic Global Holdings S.C.A.” with a French - English translator.

/s/ Luc Petry
Sworn translator

Page 1 of 7.

24/02/2026

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EXTRAIT

Medtronic Global Holdings S.C.A.

Numéro d’immatriculation : 8191129

Date d’immatriculation

21/10/2014

Dénomination

Medtronic Global Holdings S.C.A.

Forme juridique

Société en commandite par actions

Siège social [1]

Numéro  Rue

40     Avenue Monterey

Code postal  Localité

2163      Luxembourg

Objet social

Extrait de l’inscription: Pour le détail prière de se reporter au dossier

3.1. La Société a pour objet social (i) l’acquisition, la détention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe ou indirecte, de participations, droits, intérêts et engagements dans des sociétés luxembourgeoises ou étrangères, (ii) l’acquisition par achat, souscription ou de toute autre manière, ainsi que l’aliénation par vente, échange or de toute autre manière de titres, obligations, créances, billets et autres valeurs mobilières ou instruments financiers de toutes espèces (notamment d’obligations ou de parts émises par des fonds commun de placement luxembourgeois ou par des fonds étrangers, ou tout autre organisme similaire), de prêts ou toute autre facilité de crédit, ainsi que des contrats portant sur les titres précités ou y relatifs et (iii) la possession, l’administration, le développement et la gestion d’un portefeuille d’actifs (composé notamment d’actifs tels que ceux définis dans les paragraphes (i) et (ii) ci-dessus). 3.2. La Société peut acquérir ou assumer, directement ou par l’intermédiaire d’une autre entité ou d’un autre organisme, les risques liés à la détention ou la propriété de titres, de créances et de tous biens ou actifs (incluant des valeurs mobilières de toutes sortes), mobiliers ou immobiliers, corporels ou incorporels, et/ou les risques liés aux dettes ou engagements de tiers ou inhérents à tout ou partie ...

Capital social/ Fonds social

Type   Montant   Devise         Etat de libération

Fixe    20 155 214  Dollar des Etats-Unis   Total

Date de constitution

07/10/2014

Durée

Illimitée

Exercice social

Premier exercice ou exercice raccourci		Exercice social
Du	Au	Du	Au
26/04/2025	24/04/2026	25/04	24/04

Code NACE [2]

64.202

Sociétés de participation financière (Soparfi)

Administrateur(s) / Gérant(s)

Régime de signature statutaire

La Société sera engagée vis-à-vis des tiers par la signature de l’Actionnaire Commandité ou par la signature individuelle ou conjointe de toute(s) personne(s) à qui un tel pouvoir de signature a été valablement délégué et dans les limites de ce pouvoir.

[3] Medtronic GP S.à r.l.

N° d’immatriculation au RCS Dénomination

B294668          Medtronic GP S.à r.l.

Forme juridique

Société à responsabilité limitée

Siège social[1]

Numéro   Rue

40      Avenue Monterey

Code postal   Localité     Pays

2163     Luxembourg  Luxembourg

Type de mandat

Fonction

actionnaire commandité

Durée du mandat

Date de nomination   Durée du mandat

23/04/2025       Indéterminée

Personne(s) chargée{s) du contrôle des comptes

[3] PricewaterhouseCoopers

N’ d’immatriculation au RCS   Dénomination

B65477            PricewaterhouseCoopers

Forme juridique

Société coopérative

Siège social[1]

Numéro   Rue

2       Rue Gerhard Mercator

Code posta l   Localité     Pays

2182        Luxembourg  Luxembourg

Type de mandat

Commissaire aux comptes

Durée du mandat

Date de nomination   Durée du mandat   jusqu’à l’assemblée générale qui se tiendra en l’année

18/12/2024       Déterminée     2025

[3] PricewaterhouseCoopers

N’ d’immatriculation au RCS     Dénomination

B65477             PricewaterhouseCoopers

Forme juridique

Société coopérative

Siège social[1]

Numéro   Rue

2       Rue Gerhard Mercator

Code postal   Localité      Pays

2182       Luxembourg     Luxembourg

Type de mandat

Réviseur d’entreprises agréé

Durée du mandat

Date de nomination   Durée du mandat   jusqu’à l’assemblée générale qui se tiendra en l’année

25/03/2024        Déterminée     2025

Pour extrait conforme [4]

Luxembourg, le 23/02/2026

Pour le gestionnaire du registre de commerce et des sociétés [5]

[1]	L’inscription a été faite conformément aux informations figurant au Registre national des localités et des rues.
[2]

Information mise à jour mensuellement sur base de l’article 12§3 de la loi modifiée du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises.

[3]	L’inscription a été faite suite à la loi du 27/05/2016 portant réforme du régime de publication légale relatif aux sociétés et associations
[4]

En application de l’article 21 paragraphe 2 de la loi modifiée du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises et l’article 21 du règlement grand-ducal modifié du 23 janvier 2003 portant exécution de la loi du 19 décembre 2002, le présent formulaire reprend au moins la situation à jour des données communiquées au registre de commerce et des sociétés jusqu’à un jour avant la date d’émission dudit formulaire. Si une modification a été notifiée au registre de commerce et des sociétés entre temps, il se peut qu’elle n’ait pas été prise en compte lors de l’émission de ce formulaire.

[5]

Le présent extrait est établi et signé électroniquement. Le gestionnaire du registre de commerce et des sociétés ne garantit l’authenticité de l’origine et l’intégrité des informations contenues sur le présent extrait par rapport aux informations inscrites au registre de commerce et des sociétés que si le présent extrait comporte une signature électronique émise par le gestionnaire du registre de commerce et des sociétés.

EXCERPT

Medtronic Global Holdings S.C.A.

Registration number: B191129

Registration date

21/10/2014

Company name

Medtronic Global Holdings S.C.A.

Legal form

Partnership limited by shares

Registered office[1]

Number Street

40 Avenue Monterey

Postcode   Town

2163      Luxembourg

Corporate purpose

Excerpt from the registration file: For further details, please refer ta the registration file

3.1. The Company’s purpose is (i) the acquisition, holding and disposal, in any form whatsoever, and by any means, either directly or indirectly, of holdings, rights, interests and obligations in Luxembourg or foreign companies; (il) the acquisition by purchase, subscription or in any other manner, as well as the transfer by sale, exchange or otherwise of stock, bonds, receivables, notes and other securities or financial instruments of all types (including bonds or units issued by Luxembourg mutual investment funds or by foreign funds or any other similar body), loans or any other credit facility, and agreements concerning the aforementioned stock or relating thereto and (iii) the ownership, administration, development and management of a portfolio of assets (made up in particular of assets as defined in paragraphs (i) and (ii) above). 3.2. The Company may acquire or assume, directly or through another entity or body, the risks associated with the holding or ownership of stock, receivables and any property or assets {including all types of securities), whether movable or immovable, tangible or intangible, and/or the risks relating to the liabilities or obligations of third parties or inherent in all or part ...

Share capital/Equity

Type	Amount	Currency	Payment status
Fixed	20,155,214	United States Dollar	Fully paid up

Date of incorporation

07/10/2014

Term

Unlimited

Fiscal year

First fiscal year or shortened fiscal year		Fiscal year
From	To	From	To
26/04/2025	24/04/2026	25/04	24/04

NACE Code[2]

64.202

Financial holding companies (Soparfi)

Director(s)/Manager(s)

Statutory signature requirements

The Company will be bound towards third parties by the signature of the Limited Partner or by the individual or joint signature of any person(s) to whom such signing authority has been duly delegated within the limitations of such signing authority.

[3] Medtronic GP S.àr.l.

RCS Registration No.     Company name

B294668           Medtronic GP S.àr.l.

Legal form

Private limited company

Registered office[1]

Number   Street

40      Avenue Monterey

Postcode    Town     Country

2163     Luxembourg  Luxembourg

Type of office

Position

Limited Partner

Term of office

Date of appointment   Term of office

23/04/2025        Indefinite

Person(s) responsible for auditing the accounts

[3] PricewaterhouseCoopers

RCS Registration No.    Company name

B65477           PricewaterhouseCoopers

Legal form

Cooperative company

Registered office[1]

Number   Street

2       Rue Gerhard Mercator

Postcode   Town     Country

2182      Luxembourg  Luxembourg

Type of office Statutory

Auditor Term of office

Date of appointment   Term of office   until the next general meeting of shareholders to be held in

18/12/2024        Fixed term     2025

[3] PricewaterhouseCoopers

RCS Registration No.   Company name

B65477         PricewaterhouseCoopers

Legal form

Cooperative company

Registered office[1]

Number   Street

2       Rue Gerhard Mercator

Postcode   Town     Country

2182      Luxembourg  Luxembourg

Type of office

Approved company auditor

Term of office

Date of appointment   Term of office   until the next general meeting of shareholders to be held in

25/03/2024        Fixed term     2025

Certified true copy [4]

Luxembourg, on 23/02/2026

The Manager of the Trade and Companies Register[5]

[1]	The registration was made in accordance with the information listed in the National Register of Localities and Streets.
[2]	Information updated monthly on the basis of Article 12§3 of the amended Law of 19 December 2002 on the Trade and Companies Register and the accounting and annual accounts of undertakings.
[3]	The entry in the registry was made in accordance with the Act of 27/05/2016 on reforming the legal publication regime relating to companies and associations.
[4]

Pursuant to Article 21 paragraph 2 of the amended Act of 19 December 2002 on the Trade and Companies Register and company accounting and annual accounts and Article 21 of the Amended Grand-Ducal Regulation of 23 January 2003 implementing the Act of 19 December 2002, this excerpt shows at least the current position of the data communicated to the Trade and Companies Register up to one day before the date of issue of said excerpt. If a modification has in the meantime been notified to the Trade and Companies Register, this may not have been taken into account when issuing the excerpt.

[5]

This excerpt has been prepared and signed electronically. The Manager of the Trade and Companies Register guarantees the authenticity of the origin and integrity of information contained in this excerpt in relation to the information included in the Trade and Companies Register only insofar as the excerpt bears an electronic signature issued by the Manager of the Trade and Companies Register.